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THIS AGREEMENT is made on 31 October, 1996.


BETWEEN:


(1) ENVIROMED PLC is a company incorporated in England and Wales (Registered No. 2815159) and having its registered office at Mercury House, 195 Knightsbridge, London SW7 1YE ("Enviromed");

(2) TRINITY BIOTECH PLC a company incorporated in the Republic of Ireland (Registered No. 183476) and having its registered office at Three Rock Road, Sandyford Industrial Estate, Dublin 18 (the "Guarantor");

(3) FLAMBELLE LIMITED a company incorporated in the Republic of Ireland (Registered No. 45333) and having its registered office at 15/16 Fitzwilliam Place, Dublin 2 ("Flambelle").


WHEREAS:


(A) Eastcourt Limited is a company incorporated in England and Wales (Registered No. 32344996) and having its registered office at Chichester House, 278/282 High Holborn, London WC1V 7HA ("Eastcourt").

(B) Flambelle is wholly-owned by the Guarantor and Eastcourt is owned in equal proportions by Enviromed and Flambelle.

(C) Enviromed is the registered holder of 50 A Ordinary Shares of (pound sterling) 1 each in the capital of Eastcourt.
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(D)      Enviromed is willing to sell and Flambelle is willing to purchase the
         Eastcourt Sale Shares on the terms set out in this Agreement.



THE PARTIES AGREE as follows:


1.       INTERPRETATION


1.1      In this Agreement:


         "Completion" means completion of the sale and purchase of the Eastcourt Sale Shares in accordance with Clause 3.

         "Eastcourt Sale Shares" means the shares to be acquired by Flambelle pursuant to clause (2.1).

         "Eastcourt A Shares" means the 50 A Ordinary Shares of (pound sterling) 1 each in the capital of Eastcourt registered in the name of Enviromed.

         "Loan Note" means the Loan Note as set out in appendix 1 attached hereto and in the agreed form to be issued by the Guarantor to Enviromed as part of the consideration pursuant to clause 2.1.2.




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1.2      In this Agreement, a reference to:

1.2.1. a document in the "agreed form" is a reference to a document in a form approved and for the purposes of identification signed by and on behalf of each party to the Agreement.

1.2.2. a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of or a schedule to this Agreement.

2.       SALE AND PURCHASE

2.1. Enviromed agrees to sell and Flambelle agrees to purchase the Eastcourt Sale Shares for a total aggregate consideration of $1,250,000 and to be paid as follows:

         2.1.1. $500,000 of the consideration shall be satisfied by payment in cash to Enviromed upon Completion by way of wire transfer or payment by cheque.

         2.1.2. $750,000 of the consideration shall be satisfied by the issue of a loan note to Enviromed at Completion in the proportions and on the terms



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                  set out in appendix 1. ("the Loan Note Consideration").

3. Flambelle shall procure repayment of the Loan Note Consideration in accordance with the terms of the Loan Note attached hereto as appendix 1.

3.       COMPLETION

3.1. Completion shall take place immediately following signature of this Agreement when Enviromed shall deliver or procure the delivery of:

         3.1.1. duly completed and signed transfers in favor of Flambelle or as it may direct of the Eastcourt Sale Shares together with the relevant share certificates.

         3.1.2. the resignation of the director and the secretary from their respective officers in Eastcourt.

         3.1.3. Flambelle shall make a wire transfer or payment by cheque of the consideration payable under Clause 2.1.

         3.1.4. The Guarantor shall issue the Loan Note certificate to Enviromed in respect of $750,000 Loan Note.



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3.2.     Completion shall have only taken place when the provisions of clause
         3.1 have been fully compiled with.

4.       REPRESENTATIONS AND UNDERTAKINGS

4.1. The Guarantor and Flambelle acknowledge that they have not relied upon any representation or warranty by Enviromed as to the Eastcourt Sale Shares in entering this Agreement.

5.       GUARANTEE

5.5. The Guarantor guarantees to Enviromed that Flambelle will comply with its obligations under this Agreement. In the event of non compliance by Flambelle for any reason whatsoever Enviromed shall be entitled to serve notice upon the Guarantor whereby the Guarantor will become primarily bound by the terms of this Agreement in place of Flambelle.

6.       GENERAL

6.1. No party may assign or transfer or purport to assign or transfer any rights benefits or obligations under this Agreement.



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6.2.     This Agreement supersedes an Agreement dated 28 August 1996 relating to shares in Selfcare Inc. made between Enviromed plc, Trinity Biotech, Flambelle Limited and Eastcourt Limited.

6.3. This Agreement represents (together with any documents referred to herein) the entire agreement between the parties hereto and no variation shall be effective unless in writing.

6.4. This Agreement shall be governed in accordance and construed in accordance with the laws of England and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

6.5. The failure by any of the parties hereto at any time to require performance by any other party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of any right under this Agreement.

6.6. The parties hereto shall, and shall use their respective endeavours to procure that any necessary third parties shall, execute and do all such further deeds, documents and things as any party may reasonably require by notice in writing to any other party to carry the provisions of this Agreement into full force and effect.




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7.       NOTICES

7.1. Any notice under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by first class post (air mail if overseas), recorded delivery post, or by telex or telefax to the party due to receive such notice at its address set out in this Agreement or to such other address specified by that party by written notice to the other.

7.2. In the absence of evidence of earlier receipt, a notice is deemed to be given:

         7.2.1. if delivered personally, when left at the address referred to in clause 7.1;

         7.2.2.   if sent by mail, except air mail, 48 hours after posting it;

         7.2.3.   if sent by air mail, six days after posting it;

         7.2.4.   if sent by telex, when the proper answer-back is received; and

         7.2.5.   if sent by fax, on completion of its transmission.




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         IN WITNESS WHEREOF this Agreement has been entered into the day and year first herein written.

SIGNED for and on behalf    )

ENVIROMED PLC               )


                                    /s/T.J. Murphy
                                    ------------------------------
                                    Director


SIGNED for and on behalf of )

TRINITY BIOTECH PLC         )


                                    /s/Ronan O'Caoimh
                                    ------------------------------
                                    Director


SIGNED for and on behalf of )

FLAMBELLE LIMITED           )


                                    /s/Ronan O'Caoimh
                                    ------------------------------
                                    Director





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Appendix 1


                               TRINITY BIOTECH PLC
                                 Three Rock Road
                           Sandyford Industrial Estate
                                    Dublin 18



TRINITY BIOTECH PLC ("the Company") of Three Rock Road, Sandyford Industrial Estate, Dublin 18 promises to pay Enviromed plc ("Enviromed") of Mercury House 195 Knightsbridge, London SW7 1YE, England or order the sum of US$750,000 ("the Sum Due") subject to the following terms and conditions:

For the purpose of this agreement the following terms shall have the following meaning:

"American Depository Receipt" and "ADR" shall mean the American Depository Receipts in the Company each representing one "A" Ordinary Share in the capital of the Company traded on NASDAQ being the only shares of the Company that trade on NASDAQ;

"Average Closing Bid Price" shall mean the average of the closing bid price for the ADR's in the Company for the 30 trading days immediately proceeding the date of conversion;

"Conversion Shares" means the "A" Ordinary Shares in the capital of the Company into which some or all of the Sum Due has been converted;

"Loan Note" shall mean this agreement;

"NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations system in the United States of America;

"Payment Date" shall mean 31st January 1997 and 30th June 1997;

"US Dollars" "US$" means the lawful currency of the United States of America.

(1)      No interest shall be payable on the Sum Due.

(2) Payment of the Sum Due shall take place by two installments each of US$375,000 unless otherwise provided for pursuant to the terms hereof, payable on 31st January 1997 and 30th June 1997.




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(3)      The Company may at its sole discretion:

         (a) pay some or all of the Sum Due in advance of the dates set forth in Clause 2 above;

         (b) on giving 7 (seven) days notice in writing to Enviromed convert some or all of the balance of the Sum Due then outstanding into such number of "A" Ordinary Shares in the capital of the company as shall be represented by the sum being converted at the Average Closing Bid Price.

(4) In the event that a portion of the Sum Due shall have been repaid and/or converted into Conversion Shares in advance of a Payment Date the installment then due shall be reduced by the sum of the portions of the Sum Due which shall have been repaid or converted.

(5) If the Company shall default in payment of an installment Enviromed shall be entitled at its discretion to require that the installment of the Sum Due the payable be converted into such number of "A" Ordinary Shares in the capital of the Company as shall be represented by the installment at the Average Closing Bid Price less 20%.

(6) Upon the conversion of some or all of the Sum Due pursuant to the provisions of this Loan Note the Company:

                  (a) agrees to use its best endeavours to procure the registration of the Conversion Shares with the SEC within a period of 90 days of the date of conversion and Enviromed hereby appoints the company as its agent and representative in relation to and in connection with the registration and sale of the Conversion Shares;

                  (b) shall advance to Enviromed the sum in US Dollars (the "Advance") equal to the portion of the Sum Due represented by and secured only by the Conversion Shares then issued which Advance:




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                           (i)      shall be repayable in full upon the
                                    registration and sale of the conversion
                                    Share if such registration shall take place within 90 days of conversion; or

                           (ii) if such registration shall not take place within 90 days of conversion, shall be repayable as to the proceeds of sale of the Conversion Shares then registered and sold subject to a maximum repayment in the amount of the Advance or the value of shares on the 90th day which ever is less.


                  Dated this ____ day of __________ 1996



Present it when the Seal of the Company was affixed hereto:



Present it when the Seal of Enviromed was affixed hereto:





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